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EXHIBIT 10.1

                             COMPENSATION AGREEMENT

     This Compensation Agreement is dated as of April 24, 2007 by and between Voyager Petroleum, Inc., a Nevada corporation (the "Company") and Jefferson Stanley (the "Employee").

     WHEREAS, the Employee was employed by the Company in various positions such as Chief Executive Officer, Chief Financial Officer and as a Director;

     WHEREAS, the Company and the Employee have mutually decided that the Employee will resign and receive compensation pursuant to the terms and conditions contained herein;

     WHEREAS, the Company wishes to compensate the Employee with shares of its common stock for such services rendered;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1. The Company will issue to the Employee all of his accrued salary which is owed to him by the Company as of April , and agrees that said salary amount, which is equal to an aggregate of $22,500 (TWENTY TWO THOUSAND FIVE HUNDRED DOLLARS), shall be payable by the issuance of the Company's common stock, $0.001 par value (the "Common Stock") which shall be equal to 362,904 shares, valued at the closing bid price of the Company's Common Stock on the Over-The-Counter Bulletin Board on April 24, 2007, which was $0.062. Subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 4 below, the shares of Common Stock to be issued shall represent consideration for services performed by the Employee on behalf of the Company.

     2. The Company agrees to pay Employee $35,000 (THIRTY FIVE THOUSAND DOLLARS) as a bonus for services rendered prior to April 20, 2007. This bonus shall be payable by the issuance of the Company's common stock, which shall be equal to 564,517 shares, valued at the closing bid price of the Company's common stock on the Over-The-Counter Bulletin Board on April 20, 2007, which was $0.062. Subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in
Section 4 below, the shares of Common Stock to be issued shall represent consideration for services performed by the Employee on behalf of the Company.

     3. The Company agrees to register the 2,000,000 underlying shares of an Option granted to Employee on August 29, 2006 at the exercise price of $0.13 per share. Subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in
Section 4 below, the shares of Common Stock to be issued shall represent consideration for services performed by the Employee on behalf of the Company.

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     4. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission no later than May 15, 2007.

     5. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same and shall become effective when counterparts have been signed by each party and delivered to the other party. Delivery shall be made by facsimile transmission or in person. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall forward the original to the other party by overnight courier within 10 days of facsimile delivery.


     IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                                    VOYAGER PETROLEUM, INC.


                                    /s/ Sebastien C. DuFort
                                    ---------------------------------
                                    Sebastien C. DuFort, President


                                    /s/ Jefferson Stanley
                                    ---------------------------------
                                    Jefferson Stanley